PACIFIC HORIZON FUNDS, INC.
                                FORM N-SAR
                     Fiscal Period Ended August 31, 1998

                               EXHIBIT INDEX

EXHIBIT A:
Sub-Item 77C:  Submission of matters to a vote of security holders.

EXHIBIT B:
Sub-Item 77D:  Polices with respect to security investments.

EXHIBIT C:
Sub-Item 77I:  Terms of new or amended securities.

EXHIBIT D:
Sub-Item 77Q1(e): Copies of any new or amended Registrant investment and sub-investment advisory contracts.

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EXHIBIT A:
SUB-ITEM 77C:  Submission of matters to a vote of security holders.

(a) An annual meeting ("Meeting") of shareholders of Pacific Horizon Funds, Inc.(the "Company"), originally convened on June 19, 1998 and reconvened on June 26, 1998, July 1, 1998 and July 20, 1998.

(b) At the annual meeting of shareholders, Edward S. Bottum, William P. Carmichael, Thomas. M. Collins, Douglas B. Fletcher, Robert E. Greeley, and Cornelius J. Pings were each elected to the Board of Directors. The individual listed above constitute the entire board of directors.

(c) The voting results for all proposals addressed in the meeting are incorporated herein by reference to Form N30D filed October 30, 1998.


EXHIBIT B:
SUB-ITEM 77D:  Policies with respect to security investments.

(a)

U.S. Government Securities Fund

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the U.S. Government Securities Fund to permit it to invest up to 35% of its total assets in fixed income securities rated in the highest rating category by a nationally recognized statistical rating organization.


Short-Term Government Fund
At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the Short-Term Government Fund to permit it to invest in up to 35% of its total assets in investment grade non-government/agency fixed income securities.


Flexible Income Fund (formerly, Corporate Bond Fund)

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the Flexible Income Fund to reduce the percentage of total assets invested in investment grade corporate securities and securities issued by the U.S. Government, its agencies and instrumentalities from at least 75% to at least 65%.

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the Flexible Income Fund to permit it to invest up to 35% in non-investment grade fixed income securities and no more than 35% of its total assets in mortgage backed securities.


National Municipal Bond Fund

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the National Municipal Bond Fund to reduce the percentage of total assets invested in municipal securities from at least 80% to at least 65%.

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the National Municipal Bond Fund to reduce the percentage of total assets invested in investment grade securities from at least 75% to at least 65%.

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the National Municipal Bond Fund to increase the percentage of total assets invested in non-investment grade municipal securities from no more than 25% to no more than
35%.

California Municipal Bond Fund (formerly, California Tax-Exempt Bond Fund)

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the California Municipal Bond Fund to reduce the percentage of total assets invested in investment grade securities from at least 75% to at least 65%.

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the California Municipal Bond Fund to permit it to invest without limitation in industrial development bonds.

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the California Municipal Bond Fund to increase the percentage of total assets invested in non-investment grade municipal securities from no more than 25% to no more than 35%.


Blue Chip Fund

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the Blue Chip master portfolio to require it to invest at least 85% of its total assets in stocks included in either the Dow Jones Industrial Average or the Standard & Poor's 500 Index.

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the Blue Chip master portfolio to require it to invest under normal market conditions at least 65% of its total assets in blue chip stocks.

Asset Allocation Fund

At the March 18, 1998 meeting of the Board of Directors, the Directors approved a non-fundamental investment policy change for the Asset Allocation Fund to require it to invest at least 85% of its total assets in stocks included in either the Dow Jones Industrial Average or the Standard & Poor's 500 Index.


EXHIBIT C:
SUB ITEM 77I:  Terms of new or amended securities.

(a) Articles Supplementary classifying shares filed October 30, 1995 are incorporated by reference to exhibit 1(v) to Post-Effective Amendment No. 47 to the Registration Statement of the Registrant on Form N-1A (Nos. 2-81110/811-4293 filed April 30, 1996.

(b) (1) The Company issued shares of common stock classified as: Class D - Special Series 3, Class F - Special Series 3, Class G - Special Series 3, Class N - Special Series 3, Class O - Special Series 3, Class T - Special Series 3 representing interests in B Shares of the Company's Aggressive Growth, Asset Allocation, Blue Chip, Capital Income. International Equity and California Municipal Bond Funds.

The information required by Sub-Item 77I (b) with respect to B Shares of the Aggressive Growth, Asset Allocation, Blue Chip, Capital Income, International Equity and California Municipal Bond Funds is incorporated herein by reference to the Company's prospectuses and statement of additional information relating to such Funds Shares, as filed with the Securities and Exchange Commission on July 1, 1998 pursuant to Rule 485 (b) under the Securities Act of 1933.

EXHIBIT D:
SUB-ITEM 77Q1: Exhibits

(e) Copies of any new or amended Registrant investment advisory and sub-advisory contracts.

Reference attached Investment Advisory Agreement dated as of June 26, 1998 with respect to the Company's money market and non-money market funds.

Reference attached Sub-Investment Advisory Agreement dated June 26, 1998 with respect to the Company's International Equity Fund.



                         PACIFIC HORIZON FUNDS, INC.

                        INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT is made as of June 26, 1998 between PACIFIC HORIZON FUNDS, INC., a Maryland corporation (herein called the "Company"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Adviser").

WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the investment portfolios of the Company listed on Schedule A and any other investment portfolios which may be organized in the future and listed on Schedule A (the "Funds");

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

A.  Appointment.

(1) The Company hereby appoints the Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as investment adviser to the Company under applicable law and are under the common control of BankAmerica Corporation provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) that such organized group of persons is managed at all times by authorized officers of the Adviser.

(2) In the event that the Company establishes one or more investment portfolios other than the Funds with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall so notify the Company in writing whereupon such investment portfolio shall become a "Fund" hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds except to the extent that said provisions (including those relating to the compensation payable by the Funds to the Adviser) are modified with respect to such Fund in writing by the Company and the Adviser at the time. The Funds and any additional investment portfolios established hereunder in accordance with this paragraph are sometimes collectively referred to herein as the "Funds" and individually as a "Fund."

B. Services. Subject to the supervision of the Company's Board of Directors (the "Board"), the Adviser, in consultation with any Sub-Adviser appointed pursuant to Section 3 hereof with respect to a particular Fund, will provide a continuous investment program for each of the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to each Fund. The Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Company's registration statement, as from time to time amended, and resolutions of the Board. The Adviser further agrees that it:

(1)Will conform with all applicable rules and regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law, including but not limited to banking law.

(2) Will review, monitor and report to the Board of Directors regarding the performance and investment procedures of any Sub-Adviser (as defined in Section 3 of this Agreement).

(3) Will assist and consult with any Sub-Adviser appointed with respect to a particular Fund in connection with that Fund's continuous investment program (as defined in Section 3 of this Agreement).

(4) Will place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Adviser. In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Company and each Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to any Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the particular Fund and to the Company. No prior approval by the Board, however, shall be required so long as the broker or dealer selected by the Adviser obtains best price and execution on a particular transaction. In no instance will portfolio secrities be purchased from or sold to the Adviser, any Sub-Adviser, any administrator, sub-administrator or distributor of the Company, or an affiliated person of any of them acting as principal or as broker, except as permitted by law. In executing portfolio transactions for any Fund, the Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Company's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, pursuant to any applicable law or regulation and in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients.

In performing the investment advisory services hereunder, the Adviser is authorized to purchase, sell or otherwise deal with securities or other instruments for which (a) the Adviser, (b) any affiliate of the Adviser, (c) an entity in which the Adviser or an affiliate of the Adviser has a direct or indirect interest, or (d) another member of a syndicate or other intermediary (where an entity referred to in (a), (b) or (c) above was a member of the syndicate), has acted, now acts or in the future will act as an underwriter, syndicate member, market-maker, dealer, broker or in any other similar capacity, whether the purchase, sale or other dealing occurs during the life of the syndicate or after the close of the syndicate, provided such purchase, sale or dealing is permitted under the 1940 Act and the rules thereunder. Insofar as permitted by law any rules of or under applicable law prohibiting or restricting in any way an agent or fiduciary from dealing with itself or from dealing with respect to any matter in which it may or does have a personal interest shall not apply to the Adviser, to the extent its actions are authorized under this paragraph.

(5) Will maintain all books and records with respect to the securities transactions for the Funds, keep books of account with respect to such Funds and furnish the Board such periodic special reports as the Board may request.

(6) Will maintain a policy and practice of conducting its investment advisory operations independently of its commercial banking operations. When the Adviser makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of its commercial department. In dealing with commercial customers, the Adviser's commercial department will not inquire or take into consideration whether securities of those customers are held by the Funds.

(7) Will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present Company shareholders or those persons or entities who respond to inquiries concerning investment in the Company, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Adviser from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Company shareholders or those persons or entities who have responded to inquiries regarding the Company.

C. Sub-Adviser. It is understood that the Adviser may from time to time employ or associate with itself such person or persons as the Adviser believes to be fitted to assist it in the performance of this Agreement (each a "Sub-Adviser"); provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Company for the acts and omissions of any such person as it is for its own acts and omissions; and provided further, that the retention of any Sub-Adviser shall be approved as may be required by the 1940 Act. Notwithstanding any such employment or association, the Adviser with respect to the International Equity Fund, shall itself (a) establish and monitor general investment criteria and policies for the Fund, (b) review and analyze on a periodic basis such Fund's portfolio holdings and transactions in order to determine their appropriateness in light of the Fund's shareholder base, and (c) review and analyze on a periodic basis the policies established by any Sub-Adviser for such Fund with respect to the placement of orders for the purchase and sale of portfolio securities. In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Funds without further shareholder approval.

D. Services Not Exclusive. The Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The investment management services furnished by the Adviser hereunder are not deemed exclusive, and the Adviser will be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

E. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31-1 under the 1940 Act.

F. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under the Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Company.

G. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Company will pay the Adviser and the Adviser will accept as full compensation therefor a fee, computed daily and paid monthly (in arrears) for the Funds and at the annual rates set forth on Schedule B. Such fee as is attributable to a Fund will be a separate charge to each such Fund and will be the several (and not joint or joint and several) obligation of each such Fund.

H. Limitation of Liability. Subject to the provisions of Section 3 hereof concerning the Adviser's responsibility for the acts and omissions of persons employed by or associated with the Adviser, the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

I. Duration and Termination. This Agreement will become effective with respect to each Fund as of the date first above written, provided that the shareholders of each such Fund have previously approved the Agreement in accordance with the requirements of the 1940 Act. This Agreement will become effective with respect to any additional Fund on the date of receipt by the Company of notice from the Adviser in accordance with Section 1(b) hereof that the Adviser is willing to serve as investment adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholders of such Fund in accordance with the requirements of the 1940 Act.

Unless sooner terminated as provided herein, this Agreement will continue in effect until October 31, 1999. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Board who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Company (by vote of the Board or by vote of a majority of the outstanding voting securities of such Fund), or by the Adviser, on sixty days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as the meaning of such terms in the 1940 Act.)

J. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement will be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

K. Notices. Notices of any kind to be given to the Adviser hereunder by the Company will be in writing and will be duly given if mailed or delivered to the Adviser at 555 California Street, San Francisco, California 94104, or at such other address or to such individuals as will be so specified by the Adviser to the Company. Notices of any kind to be given to the Company hereunder by the Adviser will be in writing and will be duly given if mailed or delivered to the Company at 400 Bellevue Parkway, Suite 108, Wilmington, Delaware 19809 (with a copy to Dr. Cornelius J. Pings, 480 South Orange Grove Boulevard, #6, Pasadena, California 91105), or at such other address or to such individual as will be so specified by the Company to the Adviser.

L. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and will be governed by the internal laws, and not the law of conflicts, of the State of Maryland; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder. This Agreement may be executed in two or more parts which together shall constitute a single Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                   PACIFIC HORIZON FUNDS, INC.


                                   By:
                                   Name:
                                   Title:


                                   BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION



                                   By:
                                   Name:
                                   Title:



      Schedule A

FUNDS:

Prime
Treasury
Treasury Only
Government
Tax-Exempt Money
California Tax-Exempt Money Market
Aggressive Growth
U.S. Government Securities
Capital Income
California Municipal Bond
Asset Allocation
National Municipal Bond
International Equity
Short-Term Government
Flexible Income

Dated as of July 20, 1998


Schedule B
                                   FEE AS A PERCENTAGE
FUND                               OF EACH FUND'S NET ASSETS

Prime, Treasury, Treasury Only,    .10% of the first $3 billion;
Government, Tax-Exempt Money and   .09% of the next $2 billion;
California Tax-Exempt Money        plus .08% of the amount over $5 billion
Market Funds

Short-Term Government Fund         .25%

California Municipal Bond Fund     .30%

U.S. Government Securities Fund    .35%

National Municipal Bond Fund       .35%

Asset Allocation Fund              .40%

Capital Income Fund                .45%

Flexible Income Fund               .45%

Aggressive Growth Fund             .60%

International Equity Fund          .75%


Dated as of July 20, 1998





                        SUB-ADVISORY AGREEMENT


AGREEMENT made as of June 26, 1998 between Bank of America National Trust and Savings Association, a national banking association (herein called the "Adviser"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership (herein called the "Sub-Adviser").

WHEREAS, Pacific Horizon Funds, Inc., a Maryland corporation (hereinafter called the "Company"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, pursuant to an Investment Advisory Agreement dated as of June 26, 1998 (hereinafter called the "Investment Advisory Agreement"), by and between the Company and the Adviser, the Adviser has agreed to furnish investment advisory services to the Company with respect to its International Equity Fund (the "Fund"); and

WHEREAS, the Investment Advisory Agreement specifically authorizes the Adviser to sub-contract investment advisory services on behalf of the Fund to a sub-adviser pursuant to a sub-advisory agreement agreeable to the Company and approved in accordance with the provisions of the 1940 Act; and

WHEREAS, the Board of Directors of the Company and the shareholders of the Fund approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. Appointment.

The Adviser hereby appoints the Sub-Adviser to act as sub-investment adviser with respect to the Fund, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.  Services of Sub-Adviser.

Subject to the oversight and supervision of the Adviser and the Company's Board of Directors, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Fund by the Adviser, the investment objective, policies and restrictions as stated in the Company's currently effective Registration Statement with respect to the Fund, and resolutions of the Company's Board of Directors. Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will maintain such books and records regarding the securities transactions with respect to the Fund as may be required or otherwise requested by the Company and its Board of Directors and the Sub-Adviser will also supply the Company and its Board of Directors with reports, statistical data and economic information as requested.

3. Other Covenants.

The Sub-Adviser agrees that it:

(a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

(b) will use the same skill and care in providing services under this Agreement as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(c) will place orders pursuant to its investment determinations with respect to the Fund with brokers or dealers in accordance with the policy set forth in the Fund's Registration Statement or as the Adviser or Board of Directors may direct from time to time. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for specific transactions and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided with respect to the Fund, other investment portfolios or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Company's Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction with respect to the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund and to the Company. No prior approval by the Adviser or the Company's Board of Directors, however, shall be required so long as the broker or dealer selected by the Sub-Adviser obtains best price and execution on a particular transaction. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, or any administrator, sub-administrator or distributor of the Company, or any affiliated person of any of them acting as principal or broker, except as permitted by law. In executing portfolio transactions with respect to the Fund, the Sub-Adviser may, but is not obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Company's currently effective Registration Statement. In such event the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund, such other portfolios and such other clients.

(d) will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present Company shareholders ("Investors") or those persons or entities who respond to inquiries concerning investment in the Company, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Sub-Adviser from advertising to or soliciting the public generally with respect to other procedures or services, including but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Company.

(e) will not purchase any securities from or sell any securities to the Adviser, the Company's administrator or either of their affiliates on behalf of the Fund except as permitted by law. Nothing in this subsection shall in any way prohibit the Sub-Adviser or any of its affiliates from purchasing securities from, selling securities to or engaging in any other financial transactions with the Adviser or any of its affiliates on behalf of any other accounts managed by the Sub-Adviser.

(f) will provide the Fund's Custodian on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Adviser with such information upon request.

(g) on a monthly basis, will provide information regarding investment strategy to be employed by the Sub-Adviser on behalf of the Fund and information regarding the Fund's performance against its benchmark and will provide such other information as the Adviser may reasonably request from time to time.

4. Services Not Exclusive.

The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly authorized by the Board from time to time, have no authority to act for or represent the Company or the Adviser in any way or otherwise be deemed their agent.

5. Books and Records.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains with respect to the
Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request; provided however that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.Expenses.

During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions and other transaction costs, if any) purchased or sold with respect to the Fund.

7. Compensation.

For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser will accept as full compensation therefor, a fee, payable quarterly (in arrears), at the following annual rates based on the average month-end net assets of the Fund as follows:

    Fund Assets            Rate of Sub-Advisory Fee

First $50 million              0.40%
Next $100 million              0.30%
Next $350 million              0.25%
Over $500 million              0.20%

The Sub-Adviser acknowledges that it shall not be entitled to any further compensation from the Adviser in respect of the services provided and expenses assumed by it under this Agreement. The Sub-Adviser understands and agrees that the Company and the Fund shall have no liability for payment of the Sub-Adviser's fees hereunder, and that the Sub-Adviser's sole recourse for payment of such fees shall be to the Adviser.

8. Limitation of Liability.

The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Company and the Adviser for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Sub-Adviser acknowledges and agrees that the performance of this Agreement is for the benefit of the Company, that the Sub-Adviser is therefore directly liable and responsible to the Company for the performance of its obligations hereunder, and that the Company may enforce in its own name and for itself such liability and responsibility.
9. Duration and Termination.

This Agreement will become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until October 31, 1999. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on October 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Adviser or by the Company (in the case of the Company, by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Company, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Investment Advisory Agreement with respect to the Fund for any reason (whether by the Company, by the Adviser or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Investment Advisory Agreement. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

10. Amendment of this Agreement.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Fund.

11. Miscellaneous.

The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the internal laws, and not the law of conflicts, of the State of Maryland; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

This Agreement may be executed in two or more parts which together shall constitute a single Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION



                                By:
                                Name:
                                Title:

                                WELLINGTON MANAGEMENT COMPANY, LLP



                                By:
                                Name:
                                Title: